Exhibit 32.2

Written Statement of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of Partners Financial Corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-KSB Report of the Company for the year ended March 31, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles T. DeBilio
Charles T. DeBilio
Senior Vice President and
Chief Financial Officer

July 7, 2005